Exhibit 3(ii)


                                     BYLAWS

                                       OF

                           INTELLIGENT CONTROLS, INC.

                                    ARTICLE I

                                   DEFINITIONS

When used in these Bylaws, the terms defined below shall have the meanings specified:

         The "Articles" shall mean the Articles of Incorporation of the Corporation, including any and all amendments thereto, as then in effect.

         The "Board" shall mean the Board of Directors of the Corporation.

         The "Corporation" shall mean Intelligent Controls, Inc., a Maine corporation.

         The "Corporation Act" or the "Act" shall mean the Maine Business Corporation Act, Title 13-A of the Revised Maine Statutes Annotated, as then in effect.

         The "State" shall mean the State of Maine.


                                   ARTICLE II

                                CORPORATE OFFICES

SECTION 2.1 Principal Office. The principal office of the Corporation shall be located at 74 Industrial Park Road, P.O. Box 638, Saco, ME 04072 or such other place as the Board may designate from time to time.

SECTION 2.2 Registered Office. The registered office of the Corporation shall be at One Portland Square, P.O. Box 586, Portland, Maine 04112 or at such other address as the Clerk of the Corporation shall maintain.

SECTION 2.3 Other Offices. The Corporation may have offices at such other places either within or without the State as the Board may determine or as the business may require.

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                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

SECTION 3.1 Annual Meetings. The President or the Board each year shall call an annual meeting of shareholders for the election of directors and the transaction of any other proper business. Commencing in 1995, the annual meeting shall be held on the first Thursday in June of each year at such date and hour as the President or the Board shall determine.

SECTION 3.2 Special Meetings. Except as otherwise provided by the Corporation Act, special meetings of shareholders may be called only by the President, the Board, or the holders of more than fifteen percent (15%) of the shares entitled to vote at the meeting.

SECTION 3.3 Place of Meetings. All meetings of shareholders shall be held at the registered office of the Corporation or at such other place within or without the State as the President or the Board shall designate.

SECTION 3.4 Notice of Meetings. Written notice of each annual or special meeting of shareholders shall be delivered to each shareholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the meeting. Such notice shall state the place, date, and hour of the meeting. In the case of a special meeting, or to the extent otherwise required by the Corporation Act, the Articles, or these Bylaws, such notice shall also state the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed delivered when deposited with postage prepaid in the United States mail, addressed to the shareholder at his or her address as it appears in the stock transfer books of the Corporation. Defects in notice shall be deemed waived to the extent provided in the Act.

SECTION 3.5 Record Date. For the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, the Board may fix in advance a record date, which date shall not be more than sixty (60) days, nor less than ten (10) full days, prior to the date of the meeting of shareholders. If the Board does not fix a record date for a meeting of shareholders, the day next preceding the date on which notice of the meeting is first given to shareholders shall be deemed to be the record date for such meeting.

SECTION 3.6 List of Shareholders. In advance of each meeting of shareholders, the Corporation shall prepare a complete list of the shareholders entitled to vote at that meeting. Such list shall be available at the meeting for inspection by any shareholder entitled to vote at the meeting.

SECTION 3.7 Quorum. At each meeting of shareholders, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

SECTION 3.8 Conduct of Meetings. (a) Each meeting of shareholders shall be presided over by the President or by a person designated by the President to act as chairman of the meeting. The chairman of the meeting shall determine the order of business at the meeting and shall have full authority to set reasonable rules of procedure by which the meeting is to be governed. Rulings of the chairman of the meeting on the order of business and other procedural matters may be overturned only by the affirmative vote of two-thirds of the shares present in person or by proxy at the meeting.

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         (b)   The Clerk shall act as secretary of each meeting of shareholders and shall keep a record of all actions taken by the shareholders at the meeting. In the absence of the Clerk, the chairman of the meeting may appoint any person present to act as secretary of the meeting. Minutes of the meeting shall be filed with the Clerk as part of the corporate records.

         (c) At or before each meeting of shareholders, the President or other chairman of the meeting shall appoint two individuals to act as voting inspectors at the meeting. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies. The inspectors shall receive all written votes, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, determine the result and otherwise see that the vote or election is conducted with fairness to all shareholders. In case of disagreement between the inspectors on any question, the chairman of the meeting shall determine the matter at issue.

SECTION 3.9 Proxies. A shareholder may vote either in person or by a written proxy executed by the shareholder or by his or her duly authorized attorney-in-fact. Proxies shall not be given effect unless delivered to the President, Secretary, or Clerk in a timely manner.

SECTION 3.10 Special Approval by Shareholders. Unless approved by vote or written consent of all directors then in office, each of the matters described below will require approval by shareholders at a duly called meeting at which a quorum is present. The vote required by this Section shall be in addition to any greater or different shareholder vote required by the Act, the Articles, or these Bylaws.

       (a) any merger or consolidation of the Corporation with any person; any sale, lease, or other disposition by the Corporation of all or substantially all of its assets to any person; any reorganization or recapitalization of the Corporation; or any joint venture, partnership, or similar arrangement to which the Corporation is a party and under which the Corporation is or may become liable for payments exceeding $50,000 in any fiscal year;

       (b) any sale or other disposition by the Corporation of any of its capital stock, except pursuant to a stock option or stock appreciation right granted by the Board (or a committee thereof) under a stock option plan approved by shareholders;

       (c) any activity by the Corporation to engage in any line of business other than the development, manufacture, and sale of electronic measurement systems and related products, if such activity involves or may involve the expenditure by the Corporation of more than $50,000 in any fiscal year;

       (d) any purchase or other acquisition by the Corporation of stock, limited liability company interests, partnership interests, or other securities issued by any other person; any loan or advance to any person, or any investment in or with any other person, other than in the ordinary course of the Corporation's business; or any purchase or other acquisition by the Corporation of the assets of any other person, other than in the ordinary course of the Corporation's business and other than incidental transactions involving payment by the Corporation of less than $50,000;

       (e)         any amendment of the Articles or Bylaws;

       (f) any loan agreement, capital lease, installment purchase, guarantee, or other contract (or series of related contracts), and any amendment to any such contract, under which the Corporation is or may become liable for payments exceeding $5,000,000;

       (g) any purchase, redemption, or other acquisition by the Corporation of any shares of its capital stock (or of any option, warrant, or other right to acquire shares of its capital stock), except for repurchases of capital stock from Corporation employees in connection with termination of their employment or in connection with exercises of employee stock options or stock appreciation rights granted by the Board (or a committee thereof), in each case at a price per share not exceeding the then fair market value of the reacquired stock;

       (h) any transaction or contract of the Corporation involving or requiring the liquidation of the Corporation;

       (i) any related-party transaction in which the Corporation is or may become liable for payments, except (1) any transaction expressly contemplated by that certain Investment Agreement, dated as of March 26, 1998, among the Corporation, Ampersand Specialty Materials and Chemicals III Limited Partnership, and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership, (2) any transaction approved by vote or written consent of all disinterested directors after all material facts as to each related party's interest and as to the transaction are disclosed or known to the Board, or
                   (3) any employment or retention of a related party as an employee, director, or consultant of the Corporation, and any compensatory contract or arrangement relating thereto, if approved by vote of the Board or a duly authorized committee of the Board.

For purposes hereof, "approval by shareholders" shall mean approval by a majority of the votes cast by the holders of shares entitled to vote on the subject matter; "person" shall mean and include any individual, entity, or group; "related party" shall mean any director or officer of the Corporation, any beneficial owner of more than five percent of the outstanding common stock of the Corporation, and any person (other than the Corporation or any subsidiary thereof) who is an associate, affiliate, or immediate family member of any such director, officer, or owner; "related-party transaction" means a sale or purchase of assets, sale or purchase of securities, loan, or other contract or transaction with a related party, other than a bona fide employment arrangement in the ordinary course of the Corporation's business; "affiliate" and "associate" shall have the meanings ascribed to those terms in Rule 12b-2 of the Securities Exchange Act of 1934, as amended; "beneficial owner" and "immediate family" shall have the meanings ascribed to those terms in Rule 16a-1 of such act.

                                   ARTICLE IV

                                    DIRECTORS

SECTION 4.1 General Powers. Except to the extent expressly reserved to the shareholders by the Corporation Act, the Articles, or these Bylaws, the Board shall have full authority to manage and direct the management of the business and affairs of the Corporation.

SECTION 4.2 Number. The number of directors constituting the Board shall be set from time to time by the shareholders or the Board within the limits fixed by the Articles.

SECTION 4.3 Qualifications. Directors must have attained the age of twenty-one (21) years.

SECTION 4.4 Election and Term. Unless otherwise provided by the Articles and except as hereinafter provided, the directors shall be elected each year at the annual meeting of shareholders. Each director shall hold office until the expiration of the term for which he or she is elected and until his or her successor has been elected and qualified, or until his or her earlier resignation, removal from office, death, or incapacity.

SECTION 4.5 Vacancies. Vacancies in the Board, including those created by an increase in the number of directors or by removal, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill any vacancy shall be elected for the unexpired term of his or her predecessor.

SECTION 4.6 Meetings and Notice. An annual meeting of the Board may be held at the place of and immediately following the annual meeting of shareholders, and no notice of such meeting shall be required. Other regular meetings of the Board may be held without notice at such place, date, and hour as the Board may fix by resolution. Special meetings of the Board may be called by the President, any two (2) directors, or such other persons as are specifically permitted by the Corporation Act to call special meetings of directors. Notice of the place, date, and hour of each special meeting (i) shall be mailed to each director, addressed to his or her residence or usual place of business, at least three (3) business days before the meeting or (ii) shall have been sent to him or her at such place by telegram or cable, or received by him or her in person or by telephone or fax, at least twenty-four (24) hours before the meeting. Except as otherwise expressly required by the Act, the Articles, or these Bylaws, notices of meetings need not describe the purposes of or business to be transacted at the meeting. Notice of any meeting of the Board need not be given to any director who is present at such meeting or who signs a written waiver of notice, either before or after the meeting. Notice of adjournment of any meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. Notwithstanding any provision of these Bylaws, defects in the calling or notice of a meeting of directors shall be deemed waived to the extent provided by the Act.

SECTION 4.7 Quorum; Voting. At each meeting of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided by the Corporation Act, the Articles, or these Bylaws, the vote of a majority of the directors present shall constitute the act of the Board.

SECTION 4.8 Conduct of Meetings. The Board may designate a chairman to preside at meetings of directors and may otherwise adopt rules governing the conduct of such meetings. At each such meeting the Secretary (or, in the absence of the Secretary, another person designated by the chairman of the meeting) shall keep minutes of all actions taken by the directors. Such minutes shall be filed with the Clerk as part of the corporate records.

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SECTION 4.9    Committees. By resolution adopted by a majority of the directors then in office, the Board may designate from among its members one or more committees, each consisting of two (2) or more directors. The Board may delegate to any such committee all or any portion of the authority of the Board, except to the extent prohibited by the Corporation Act. Each committee shall keep regular minutes of its meetings and shall report its actions to the Board when so requested.

SECTION 4.10 Telephonic Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 4.11 Consent of Directors. Any action required or permitted to be taken at a meeting of the Board or of any committee thereof may be taken without a meeting if written consents, setting forth the action taken, are signed (at any time before or after the intended effective date of such action) by all members of the Board or committee, as the case may be. Such consents shall be filed with the Clerk as part of the corporate records.

SECTION 4.12 Compensation of Directors. Directors shall receive reasonable compensation for their services, which compensation shall be from time to time determined by the Board. Directors may be reimbursed for reasonable expenses incurred in the performance of their duties.

                                    ARTICLE V

                                    OFFICERS

SECTION 5.1 Officers. The Board shall elect a President, Secretary, Treasurer, and Clerk of the Corporation and such other officers as the Board from time to time deems appropriate (including without limitation one or more Vice Presidents). Any two or more offices may be held by the same person.

SECTION 5.2 Term of Office; Removal. Officers other than the Clerk shall hold office until the next annual meeting of the Board and until their successors are chosen and have qualified, or until their earlier resignation or removal from office. All officers serve at the pleasure of the Board and may be removed at any time by the Board, with or without cause. Removal from office, however effected, shall not prejudice the contract rights, if any, of the officer removed, nor shall election or appointment of an officer of itself create contract rights.

SECTION 5.3 Resignations. Any officer may resign by giving written notice to the President or Clerk. Unless otherwise specified therein, a resignation shall take effect upon receipt of such notice, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.4 Vacancies. A vacancy in any office, however occurring, shall be filled in the manner prescribed by these Bylaws for regular election or appointment to such office.

SECTION 5.5 Powers and Duties. Except as hereinafter provided and subject to the control of the Board, each officer shall have such powers and duties as are customarily incident to his or her office or as the Board may otherwise prescribe.

         (a) President. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of shareholders and (unless the Board shall have otherwise appointed a chairman) all meetings of the Board, shall supervise and direct all officers of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The President shall have authority to appoint and remove agents and employees and to prescribe their powers and duties and may authorize any other officer or officers to do so. He or she shall have authority to institute or defend legal proceedings whenever the directors or shareholders are deadlocked.

         (b) Vice President. The Board may elect one or more Vice Presidents, who shall have such powers and duties as the Board shall designate. In the absence or disability of the President, the Vice President (or, in case there shall be more than one, the Vice Presidents in such order as the Board shall designate) shall perform the duties and exercise the powers of the President.

         (c) Secretary. The Secretary shall attend meetings of the Board and record its proceedings. He or she may give, or cause to be given, notice of all meetings of shareholders and directors of the Corporation. The Secretary may certify all votes, resolutions, and actions of the shareholders, the Board, and committees of the Board, and may attest all documents executed on behalf of the Corporation.

         (d) Treasurer. The Treasurer shall have charge of, and be responsible for, all funds and securities of the Corporation, shall maintain full and accurate accounts of the Corporation's disbursements and receipts, shall report to the Board from time to time on the financial condition of the Corporation, and shall otherwise exercise the powers and perform the duties incident to the office of Treasurer. The Treasurer may certify or attest documents executed on behalf of the Corporation.

         (e) Clerk. As required by the Corporation Act, the Corporation shall have and continuously maintain a Clerk, who shall be a resident of the State. The office of Clerk shall be ministerial in nature, and the Clerk, in his or her capacity as such, shall have no authority to engage in any policymaking function on behalf of the Corporation, or to enter into contracts or incur debts on behalf of the Corporation. The Clerk shall keep the stock transfer books and records of the meetings of shareholders and directors, and shall perform such other duties as are expressly prescribed by law. The Clerk may certify all votes, resolutions, and actions of the shareholders, the Board, and committees of the Board, and may attest all documents executed on behalf of the Corporation.

         (f) Assistant Officers. Assistant Secretaries, Assistant Treasurers, and Assistant Clerks shall perform such duties as from time to time may be assigned to them by the Board or by (respectively) the Secretary, the Treasurer, or the Clerk. At the request of the Secretary, Treasurer, or Clerk, or in case of his or her absence or inability to act, any Assistant Secretary, Assistant Treasurer, or Assistant Clerk (respectively) may act in his or her place.

SECTION 5.6 Compensation. The Board or a duly authorized committee thereof may fix the compensation of each officer.

                                   ARTICLE VI

                                 INDEMNIFICATION

SECTION 6.1 Mandatory Indemnification of Directors and Officers. Except the extent expressly prohibited by law or by the Articles or these Bylaws, the Corporation shall in all cases indemnify any existing or former director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Board as a director, officer, trustee, partner, manager, fiduciary, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, pension or other employee benefit plan, or other enterprise, or by reason of his or her conduct in any such capacity, against expenses (including, without limitation, costs of investigation and attorneys' fees, judgments, fines, penalties, and amounts paid in settlement) actually and reasonably incurred by him or her in connection with such action, suit, or proceeding. Provided, however, that indemnification shall not be mandatory in respect of (i) any action or claim by such person against the Corporation, or against one or more directors or officers of the Corporation in their capacities as such, or (ii) any action or claim by or in the right of the Corporation against such person if such action or claim was approved, prior to the filing thereof, by the affirmative vote of at least two-thirds of the directors of the Corporation then in office.

SECTION 6.2 Permissive Indemnification. Except to the extent that indemnification is mandatory under Section 6.1 above, the Corporation may, but shall not be required to, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee, partner, manager, fiduciary, or agent of another corporation, partnership, limited liability company, joint venture, trust, pension or other employee benefit plan, or other enterprise, or by reason of his or her conduct in any such capacity, against expenses (including, without limitation, costs of investigation and attorneys' fees, judgments, fines, penalties, and amounts paid in settlement) actually and reasonably incurred by him or her in connection with such action, suit, or proceeding. Such indemnification shall be subject to any restrictions imposed by applicable law or by the Board in its discretion.

SECTION 6.3 Advance Payment of Expenses. (a) With respect to any claim for which indemnification is mandatory under Section 6.1 above, all expenses reasonably incurred by any existing or former director or officer in connection with such claim shall promptly be paid by the Corporation, even in advance of the final disposition of the action, suit, or proceeding in which such claim is asserted or threatened.

         (b) With respect to any claim for which indemnification is permitted under Section 6.2 above but not mandatory under Section 6.1, expenses reasonably incurred by a person in connection with such claim may, in the discretion of the Board, be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding in which such claim is asserted or threatened. The Board, in its sole discretion, may impose such conditions as it deems appropriate on any advance payment of expenses under this paragraph (b).

         (c) Notwithstanding paragraphs (a) and (b) of this Section, no advance payment of Expenses shall be made hereunder unless the Corporation shall be in receipt of:

       (i) A written undertaking by or on behalf of the indemnified person to repay that amount if such person is finally adjudicated not to be entitled to indemnification by the Corporation; and

       (ii)       A written affirmation by the indemnified person that he or she
                  (a) acted honestly and in the reasonable belief that his or her action was in or not opposed to the best interests of the Corporation or its shareholders (or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries) and (b) with respect to any criminal action or proceeding, that he or she did not have reasonable cause to believe that his or her conduct was unlawful.

The undertaking required by clause (i) of this paragraph (c) shall be an unlimited general obligation of the person seeking the advance, but (except to the extent otherwise provided by the Board pursuant to paragraph (b) of this Section) shall not be secured and shall be accepted without reference to financial ability to make the repayment.

SECTION 6.4 Nonexclusive Remedy; Benefit. The rights provided by this Article shall not be deemed exclusive of any other right of indemnification or payment provided by contract, the Articles, vote of shareholders or directors, or otherwise. Any right of indemnity or payment arising under this Article shall continue as to a person who has ceased to hold the office or position in which such right arose; shall inure to the benefit of his or her heirs, executors, and administrators; and shall survive any subsequent amendment of this Article.

SECTION 6.5 Insurance. The Corporation may purchase and maintain insurance on behalf of itself and any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, manager, fiduciary, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, pension or other employee benefit plan, or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the Corporation Act.

                                   ARTICLE VII

                         CONTRACTS, BANK ACCOUNTS, ETC.

SECTION 7.1 Execution of Documents. Except as limited by law, the Articles, or these Bylaws, and unless otherwise expressly provided by any resolution of the Board, the President, acting singly, shall have authority to execute and deliver, in the name and on behalf of the Corporation, any contract, bill, note, check, deed, mortgage, bill of sale, or other instrument.

SECTION 7.2 Bank Accounts. Unless otherwise expressly provided by any resolution of the Board, the President or Treasurer, acting singly, may open, close, and maintain deposit, checking, money market, and similar accounts with banks, trust companies, and other depositories in the name of the Corporation and may purchase and sell certificates of deposit and similar instruments on behalf of the Corporation. The Board may make such special rules and regulations with respect to such activities as it deems expedient.

SECTION 7.3 Authority to Vote Shares. Unless otherwise provided by resolution of the Board, the President, any Vice President, the Secretary, and the Treasurer (in that order) shall have authority to vote (either in person or by proxy) any shares of other corporations standing in the name of the Corporation.

                                  ARTICLE VIII

                           CAPITAL STOCK; CERTIFICATES

SECTION 8.1 Issuance of Shares. No officer shall have authority to cause the Corporation to issue, or to agree to issue, any shares of the Corporation, any rights or options to acquire such shares, or any instruments or indebtedness convertible into such shares, without the express authorization of the Board, which authorization shall be limited to transactions or classes of transactions specified by the Board.

SECTION 8.2 Share Certificates. Each shareholder, upon payment in full for his or her shares, shall be entitled to a certificate certifying the number of shares owned by him or her in the Corporation. No certificate shall be issued for any share until such share is fully paid. Each such certificate shall be signed in the name of the Corporation by any two officers of the Corporation. If countersigned by the Clerk, a transfer agent, or any assistant transfer agent, or if registered by a registrar, any other signature on the certificate may be a facsimile. Share certificates of the Corporation shall conform to all requirements imposed thereon by the Corporation Act or these Bylaws and shall bear such legends, if any, as the Clerk shall consider appropriate to reflect applicable restrictions on transfer.

SECTION 8.3 Lost Certificates. The Board may direct that a new certificate be issued in place of any certificate previously issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the record or beneficial owner of such certificate. The Board may require such owner, or his or her legal representative, to give the Corporation a bond or otherwise to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 8.4 Stock Transfer Procedures. Each transfer of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation and only by the record holder thereof, or by his or her duly authorized attorney-in-fact, upon surrender of the certificate or certificates of such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the stock transfer books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law; provided that whenever any transfer of shares is made for collateral security and not absolutely, such fact shall be so expressed in the entry of transfer if so requested by a written notice to the Clerk which has been executed by both the transferor and transferee.

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.1 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, except as otherwise fixed by resolution of the Board.

SECTION 9.2 Corporate Seal. The Corporation may have a seal in such form as the Board or the Clerk may approve. Whenever it is inconvenient to use the corporate seal, a facsimile thereof may be used. Any officer of the Corporation shall have authority to affix the corporate seal, and it may be attested by his or her signature.

SECTION 9.3 Facsimile Signatures. Facsimile signatures of any officer of the Corporation may be used whenever authorized by the Board or the President. The Corporation may rely upon the facsimile signature of any person if delivered by or on behalf of such person in a manner evidencing an intention to permit such reliance.

SECTION 9.4 Inspection of Records. Except as otherwise required by law, the President and the Board shall have authority to determine the extent to which, and the manner in which, books and records of account, minutes of meetings, shareholder lists, and other documents of the Corporation shall be open to inspection by shareholders. Any such right of inspection shall be subject to such reasonable confidentiality restrictions as the President or the Board deems appropriate to protect the Corporation and its business.

SECTION 9.5 Amendment of Bylaws. Except as the Articles or these Bylaws otherwise provide, these Bylaws may be amended or repealed, and new Bylaws may be adopted, by vote of the shareholders or the Board. For any meeting at which Bylaws are to be adopted, amended, or repealed, specific notice of such proposed action shall be given, either setting out the text of the proposed new or amended Bylaw or Bylaw to be repealed, or summarizing the changes to be effected by such adoption, amendment, or repeal.

SECTION 9.6 Interpretation. Headings and captions used herein are inserted for convenience only and shall not be used to construe the scope or content of any provision. Whenever used herein, the masculine gender shall include the feminine and neuter genders, as the context requires. In the case of any conflict between the provisions of the Articles and these Bylaws, the Articles shall control. In the case of any ambiguity or other question concerning interpretation of these Bylaws, the good faith interpretation of the Board shall be binding on the Corporation and its shareholders.